UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

Unisys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Unisys Way, Blue Bell, Pennsylvania		19424
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-986-4058

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 30, 2009, Unisys Corporation issued a press release announcing that it has commenced a private offer to exchange senior notes listed therein in a private placement for new 12⅝% Senior Secured Notes due 2014 (the "New Secured Notes") to be issued by Unisys. The New Secured Notes will be guaranteed by Unisys Holding Corporation, a wholly-owned Delaware corporation that directly or indirectly holds the shares of substantially all of the Company’s foreign subsidiaries, and by the Company’s other current and future material U.S. subsidiaries. The New Secured Notes will be secured on a first-priority lien basis (subject to permitted prior liens) by substantially all of the Company’s assets, except (i) accounts receivable that are subject to one or more receivables facilities, (ii) real estate, (iii) the stock or indebtedness of its U.S. operating subsidiaries, (iv) cash or cash equivalents securing reimbursement obligations under letters of credit or surety bonds and (v) certain other excluded assets. A portion of the assets that will secure the New Secured Notes are currently pledged in favor of lenders under the Company’s existing credit agreement that is scheduled to expire on May 31, 2009 (the "Credit Facility"). The Company intends to terminate the Credit Facility on or prior to the date it issues the New Secured Notes. As of December 31, 2008, there were letters of credit of $62.1 million issued under the facility and there were no cash borrowings under the facility. The Company expects that, on or prior to the date it terminates the Credit Facility, it will have cash collateralized the letters of credit thereunder to the extent required. At March 31, 2009, the Company had cash collateralized $61.2 million of letters of credit.

Concurrently with the exchange offer, Unisys is privately offering New Secured Notes (the "Concurrent Notes Offering") to eligible holders of the Company’s 8½% Senior Notes due 2015 (the "2015 Notes") and 12½% Senior Notes due 2016 (the "2016 Notes"). In order to participate in the exchange offer, holders of 2015 Notes and 2016 Notes must subscribe for New Secured Notes in the Concurrent Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The exchange offer and the Concurrent Notes Offering are being made, and the New Secured Notes are being offered and issued within the United States only to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. investors. The New Secured Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy senior notes or New Secured Notes subject to the exchange offer or the Concurrent Notes Offering in any jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99 Press Release issued April 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

April 30, 2009	By:	Nancy Straus Sundheim

Name: Nancy Straus Sundheim
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release issued April 30, 2009